Exhibit 10.1

PRIOR OBLIGATION INFORMATION	LOAN NUMBER	ACCT. NUMBER	NOTE DATE	NOTE AMOUNT	MATURITY DATE

8925542	111133238	07/05/02	$3,250,000.00	07/16/13
LOAN NUMBER	ACCT. NUMBER	MODIFICATION DATE	NOTE AMOUNT
AMENDED	8925542	102648535	April 8, 2013	$1,584,443.28
OBLIGATION INFORMATION	MATURITY DATE	INDEX (w/margin)	INTEREST RATE	INITIALS
04/16/18	Not Applicable	3.950%	ALJ

Creditor Use Only

DEBT MODIFICATION AGREEMENT

DATE AND PARTIES.  The date of this Debt Modification Agreement (Modification) is April 8, 2013. The parties and their addresses are:

LENDER:
FIRSTBANK
10403 West Colfax Avenue
Lakewood, CO 80215
Telephone: (303) 232-2000

BORROWER:
VENAXIS, INC., F/K/A ASPENBIO, INC.
a Colorado Corporation
1585 South Perry Street
Castle Rock, CO 80104

1.  DEFINITIONS. In this Modification, these terms have the following meanings:

A.  Pronouns.  The pronouns “I,” “me,” and “my” refer to each Borrower signing this Modification, individually and together with their heirs, executors, administrators, successors, and assigns, and each other person or legal entity (including guarantors, endorsers, and sureties) who agrees to pay this Loan. “You” and “your” refer to the Lender, with its participants or syndicators, successors and assigns, or any person or entity that acquires an interest in the Modification or the Prior Obligation.

B.  Amended Obligation.  Amended Obligation is the resulting agreement that is created when the Modification amends the Prior Obligation.  It is described above in the AMENDED OBLIGATION INFORMATION section.

C.  Loan.  Loan refers to this transaction generally. It includes the obligations and duties arising from the terms of all documents prepared or submitted in association with the Prior Obligation and this modification, such as applications, security agreements, disclosures, notes, agreements, and this Modification.

D.  Modification.  Modification refers to this Debt Modification Agreement.

E.  Prior Obligation.  Prior Obligation refers to my original agreement described above in the PRIOR OBLIGATION INFORMATION section, and any subsequent extensions, renewals, modifications or substitutions of it.

2.  BACKGROUND.  You and I have previously entered into a Prior Obligation.  As of the date of this Modification, the outstanding, unpaid balance of the Prior Obligation is $1,584,443.28.  Conditions have changed since the execution of the Prior Obligation instruments.  In response, and for value received, you and I agree to modify the terms of the Prior Obligation, as provided for in this Modification.

3.  CONTINUATION OF TERMS.  I agree and understand that all other terms and provisions in the Prior Obligation survive and continue in full force and effect, except to the extent that they are specifically and expressly amended by this Modification.  The express amendment of a term does not amend related or other terms - even if the related or other terms are contained in the same section or paragraph of the Prior Obligation.  For illustration purposes only, a modification of the interest rate to be paid during the term of the loan would not modify the default rate of interest even though both of those terms are described in the Prior Obligation in a common section titled “Interest”.  The term “Prior Obligation” includes the original instrument and any modifications prior to this Modification.

4.  TERMS.  The Prior Obligation is modified as follows:

A.  Interest.  Our agreement for the payment of interest is modified to read:

(1)  INTEREST.  Interest will accrue on the unpaid Principal balance of the Loan at the rate of 3.950 percent (Interest Rate).

(a)  Interest After Default.  If you declare a default under the terms of the Loan, including for failure to pay in full at maturity, you may increase the Interest Rate otherwise payable as described in this section.  In such event, interest will accrue on the unpaid Principal balance of the Loan at 36.000 percent until paid in full.

B.  Maturity and Payments.  The maturity and payment provisions are modified to read:

(1)  PAYMENT.  I agree to pay the Loan in 60 payments.  The Loan is amortized over 180 payments.  I will make 59 payments of $11,736.51 beginning on May 16, 2013, and on the 16th day of each month thereafter.  A single “balloon payment” of the entire unpaid balance of Principal and interest will be due April 16, 2018.
Payments will be rounded to the nearest $.01.  With the final payment I also agree to pay any additional fees or charges owing and the amount of any advances you have made to others on my behalf.  Payments scheduled to be paid on the 29th, 30th or 31st day of a month that contains no such day will, instead, be made on the last day of such month.

Venaxis, Inc., F/K/A Aspenbio, Inc. Debt Modification Agreement CO/4ALDOUGHE00000000000654011050613N	Wolters Kluwer Financial Services ©1996, 2013 Bankers Systems™	Page 1

C.  Fees and Charges.  As additional consideration for your consent to enter into this Modification, I agree to pay, or have paid these additional fees and charges:

(1)  Nonrefundable Fees and Charges.  The following fees are earned when collected and will not be refunded if I prepay the Loan before the scheduled maturity date.

Loan Origination.  A(n) Loan Origination fee of $7,922.22 payable from separate funds on or before today’s date.
Environmental.  A(n) Environmental fee of $400.00 payable from separate funds on or before today’s date.
Recording - Mortgage.  A(n) Recording - Mortgage fee of $16.00 payable from separate funds on or before today’s date.
Flood Certification.  A(n) Flood Certification fee of $7.00 payable from separate funds on or before today’s date.
Appraisal.  A(n) Appraisal fee of $3,200.00 payable from separate funds on or before today’s date.
Abstract or Title Search.  A(n) Abstract or Title Search fee of $25.00 payable from separate funds on or before today’s date.

(2)  Late Charge.  If a payment is more than 10 days late, I will be charged 5.000 percent of the Unpaid Portion of Payment or $100.00, whichever is less.  I will pay this late charge promptly but only once for each late payment.

D.  Prepayment Change.  Conditions for the prepayment of the Loan are modified to read:

(1)  I may prepay the Loan under the following terms and conditions.  If the principal balance of this note is reduced by more than thirty three percent (33%) of the original loan amount above and beyond the regularly scheduled principal payments in any calendar year, I will pay a prepayment premium.  The prepayment premium will be equal to 1% of the amount of such excess principal paid.  The prepayment premium shall be paid simultaneously with the prepayment.  Any prepayment shall be applied, first, to the prepayment premium; second, to fees and costs of Lender; third, to default interest and late charges; fourth, to accrued and unpaid interest; and fifth, to the principal amount outstanding.  This penalty will only be assessed if refinanced with another lender.  Any partial prepayment will not excuse any later scheduled payments until I pay in full.

E.  Insurance.  I understand and agree that any insurance premiums paid to insurance companies as part of this Amended Obligation will involve money retained or paid to you as commissions or other remuneration.

(1)  Flood Insurance.  Flood insurance is not required at this time.  It may be required in the future should the property be included in an updated flood plain map.  If required in the future, I may obtain flood insurance from anyone I want that is reasonably acceptable to you.

5.  RELEASE OF PARTY.  The parties named below have been released from all obligations and duties arising under the Loan:
A.  Guarantor
(1)  Roger D. Hurst , under the guaranty between guarantor and Lender, dated July 5, 2002.
(2)  Cambridge Holdings, LTD, a Colorado Corporation, under the guaranty between guarantor and Lender, dated June 13, 2003.

6.  WAIVER.  I waive all claims, defenses, setoffs, or counterclaims relating to the Prior Obligation, or any document securing the Prior Obligation, that I may have.  Any party to the Prior Obligation that does not sign this Modification, shall remain liable under the terms of the Prior Obligation unless released in writing by you.

7.  REASON(S) FOR MODIFICATION.  Refinance balloon payment.

8.  SIGNATURES.  By signing, I agree to the terms contained in this Modification. I also acknowledge receipt of a copy of this Modification.

BORROWER:

Venaxis, Inc., F/K/A Aspenbio, Inc.

By   /s/ Stephen T. Lundy
Stephen T. Lundy, CEO

Venaxis, Inc., F/K/A Aspenbio, Inc. Debt Modification Agreement CO/4ALDOUGHE00000000000654011050613N	Wolters Kluwer Financial Services ©1996, 2013 Bankers Systems™	Page 2